Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-156110, 333-61721, 333-141544, 333-84592, 333-45228, 333-45230, 333-30963, 333-30965, and 333-132290) of PLATO Learning, Inc of our report dated January 13, 2009 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 13, 2009